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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-69059) of Imperial Sugar Company (formerly Imperial Holly Corporation) of our report dated November 18, 1996 relating to the financial statements of Savannah Foods & Industries, Inc. which appears in the Report on Form 8-K/A of Imperial Holly Corporation dated January 13, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP
Atlanta, Georgia

May 3, 1999